Exhibit n.2

Report of Independent Registered Public Accounting Firm on Supplemental Information

To the Shareholders and the Board of Directors of Capitala Finance Corp.

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), the consolidated statements of assets and liabilities of Capitala Finance Corp. (the “Company”), including the consolidated schedules of investments, as of December 31, 2018 and 2017, and the related consolidated statements of operations, changes in net assets and cash flows, for each of the three years in the period ended December 31, 2018, and the related notes (collectively referred to as the “consolidated financial statements”) included in this Registration Statement (Form N-2) (the “Registration Statement”). We have also audited, in accordance with the standards of the PCAOB, the consolidated financial statements of the Company as of and for the years ended December 31, 2016, 2015, 2014 and 2013 (which are not included in the Registration Statement), and have expressed an unqualified opinion on those financial statements. The senior securities table included elsewhere in this Registration Statement for each of the six years in the period ended December 31, 2018 has been subjected to audit procedures performed in conjunction with the audits of Company’s consolidated financial statements. Such information is the responsibility of the Company’s management.

Our audit procedures included determining whether the information reconciles to the consolidated financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information. In forming our opinion on the information, we evaluated whether such information, including its form and content, is presented in conformity with Section 18 of the Investment Company Act of 1940. In our opinion, the information is fairly stated, in all material respects, in relation to the consolidated financial statements as a whole.

/s/ Ernst & Young LLP

Charlotte, North Carolina
March 15, 2019